UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 7, 2019

Trimble Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-14845	94-2802192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)
935 Stewart Drive, Sunnyvale, California, 94085
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (408) 481-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of Trimble Inc. (the “Company”) was held on May 7, 2019. At the annual meeting, the stockholders voted on the proposals listed below. The voting results for each proposal were as follows:

Proposal 1:

The following directors were elected to serve for the ensuing year and until their successors are elected:

	For	Withheld	Broker Non-Vote
Steven W. Berglund	211,793,231	2,161,529	17,690,863
Kaigham (Ken) Gabriel	212,474,266	1,480,494	17,690,863
Merit E. Janow	211,415,199	2,539,561	17,690,863
Ulf J. Johansson	204,270,774	9,683,986	17,690,863
Meaghan Lloyd	188,176,803	25,777,957	17,690,863
Sandra MacQuillan	212,476,485	1,478,275	17,690,863
Ronald S. Nersesian	210,336,807	3,617,953	17,690,863
Mark S. Peek	212,383,108	1,571,652	17,690,863
Johan Wibergh	212,470,207	1,484,553	17,690,863

Proposal 2:

The advisory vote on approving the compensation for the Company’s named executive officers was approved.

For	Against	Abstain	Broker Non-Vote
203,228,791	10,521,017	204,952	17,690,863

Proposal 3:

The appointment of Ernst & Young, LLP as the independent auditor of the Company for the 2019 fiscal year ending January 3, 2020 was ratified.

For	Against	Abstain
219,947,490	11,134,055	564,078

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMBLE INC.
a Delaware corporation

Dated: May 10, 2019	By:	/s/ James A. Kirkland
James A. Kirkland
Senior Vice President and General Counsel